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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-3 (File No. 333-3986) of our report dated January 15, 1996, on our audits of the consolidated financial statements and financial statement schedule of Winston Hotels, Inc., of our report dated February 6, 1996, on our audits of the financial statements of Winston Hospitality, Inc., of our report dated February 21, 1996, on our audit of the combined financial statements of Impac Acquisition Hotels (described in Note 1 to those financial statements) and of our report dated March 8, 1996, on our audit of the financial statements of Cary Suites, Inc. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated September 21, 1994, on our audits of the combined statements of income, capital deficiency and cash flows of the Initial Hotels (described in Note 1 to those financial statements) for the year ended December 31, 1993 and the five months ended June 2, 1994, appearing in the 1995 Annual Report on Form 10-K of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 29, 1995, on our audits of the combined statements of income, partners' equity (deficit) and cash flows of the Acquisition Hotels (described in Note 1 to those financial statements) for each of the two years in the period ended December 31, 1994, appearing in the registration statement on Form S-11 (SEC File No. 33-91230) of Winston Hotels, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts".



                                            COOPERS & LYBRAND L.L.P.


Raleigh, North Carolina

May 29, 1996